As filed with the Securities and Exchange Commission on February 22, 2007

Registration No. 333-140661

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No 1.
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFICORP

(Exact name of registrant as specified in its charter)

Oregon	93-0246090
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

825 NE Multnomah Street

Portland, Oregon 97232-4116

(503) 813-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce N. Williams

Vice President and Treasurer

825 NE Multnomah, Suite 1900

Portland, Oregon 97232-4116

(503) 813-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

M. Christopher Hall

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209

(503) 727-2000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Pursuant to Rule 429 under the Securities Act of 1933 the prospectus included in this registration statement is a combined prospectus and relates to registration statement no. 333-128134 previously filed by the registrant on Form S-3. This registration statement, which is a new registration statement, also constitutes Post-effective Amendment No. 1 to registration statement no. 333-128134, and such Post-effective Amendment No.1 shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

 The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee**	$160,500
Fees of state regulatory authorities*	2,000
Counsel fees*	475,000
Accountants’ fees*	275,000
Trustee fees*	100,000
Rating agency fees*	450,000
Indenture recording fees*	100,000
Blue sky expenses*	50,000
Printing and delivery of registration statement, prospectus, certificates, etc.*	175,000
Miscellaneous expenses*	87,500
Total*	$1,875,000

* Estimated

** Includes $82,390 paid in connection with registration statement no. 333-128134 previously filed by the registrant on Form S-3.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Third Restated Articles of Incorporation (“Restated Articles”), and Bylaws, as amended (“Bylaws”), require the Company to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification ultimately will be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (“OBCA”). The effect of the OBCA is summarized as follows:

(a)   The OBCA permits the Company to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

(b)   The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys’ fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if that person is adjudged to be liable to the Company unless permitted by a court.

(c)   Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following:

(1)          the Board, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

(2)          if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding;

(3)          by special legal counsel selected by the Board or the committee thereof, as described in (1) and (2) above; or

(4)          by the shareholders.

Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (1) through (4) above, except that if the determination of that indemnification’s permissibility is made by special counsel, then the determination of the reasonableness of those expenses is to be made by those entitled to select special counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

(d)  Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of the director’s or officer’s good faith belief that he or she has met the prescribed standard of conduct and (ii) a written undertaking to repay the advance if it is ultimately determined that that person did not meet the standard of conduct.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise. Resolutions adopted by the Company’s Board require the Company to indemnify directors and officers of the Company to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations. The Company has directors’ and officers’ liability insurance coverage which insures directors and officers of the Company against specific liabilities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits

A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index, which immediately precedes the exhibits.

ITEM 17. UNDERTAKINGS.

(a)   The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(B)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(A), (a)(1)(B) and (a)(1)(C) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 22, 2007.

PACIFICORP

By:	/s/ David Mendez
David Mendez
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on February 22, 2007 in the capacities indicated.

/s/ *	Chief Executive Officer, Chairman and Director (Principal
Gregory E. Abel	Executive Officer)

/s/ David Mendez	Senior Vice President and Chief Financial Officer (Principal
David Mendez	Financial Officer and Principal Accounting Officer)

/s/ *	Director
Douglas L. Anderson

/s/ *	Director
William J. Fehrman

/s/ *	Director
Brent E. Gale

/s/ *	Director
Patrick J. Goodman

/s/ *	Director
Nolan E. Karras

/s/ *	Director
A. Robert Lasich

/s/ *	Director
Mark C. Moench

/s/ *	Director
Patrick Reiten

/s/ *	Director
A. Richard Walje

/s/ *	Director
Stanley K. Watters

*By:	/s/ David Mendez
David Mendez, Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1(a)*	Form of Underwriting Agreement relating to Additional Bonds (Exhibit (1)(a), Form S-3 filed September 6, 2005)

1(b)*	Form of Underwriting Agreement relating to Unsecured Debt Securities (Exhibit (1)(b), Form S-3/A filed October 14, 1994, File No. 33-55309)

3(a)*	Third Restated Articles of Incorporation of the Company (Exhibit 3(a), Form 10-K for the year ended December 31, 1996, File No. 1-5152)

3(b)*	Bylaws of the Company as amended May 23, 2005 (Exhibit 3.2, Form 10-K for the year ended March 31, 2005, File No. 1-5152)

4(a)*

Mortgage and Deed of Trust dated as of January 9, 1989 between the Company and The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.), Trustee, Ex. 4-E, Form 8-B, File No. 1-5152 as supplemented and modified by nineteen Supplemental Indentures as follows:

Exhibit Number	File Type	Dated	File Number

(4)(b)			33-31861
(4)(a)	8-K	January 9, 1990	1-5152
4(a)	8-K	September 11, 1991	1-5152
4(a)	8-K	January 7, 1992	1-5152
4(a)	10-Q	Quarter ended March 31, 1992	1-5152
4(a)	10-Q	Quarter ended September 30, 1992	1-5152
4(a)	8-K	April 1, 1993	1-5152
4(a)	10-Q	Quarter ended September 30, 1993	1-5152
4(a)	10-Q	Quarter ended June 30, 1994	1-5152
4(b)	10-K	Year ended December 31, 1994	1-5152
4(b)	10-K	Year ended December 31, 1995	1-5152
4(b)	10-K	Year ended December 31, 1996	1-5152
4(b)	10-K	Year ended December 31, 1998	1-5152
99(a)	8-K	November 21, 2001	1-5152
4.1	10-Q	Quarter ended June 30, 2003	1-5152
99	8-K	September 8, 2003	1-5152
4	8-K	August 24, 2004	1-5152
4	8-K	June 13, 2005	1-5152
4	8-K	August 14, 2006	1-5152

4(b)*	Form of Supplemental Indenture to Mortgage and Deed of Trust to be used in connection with the issuance of Additional Bonds (Exhibit 4(a), Form S-3 filed September 6, 2005)

4(c)*	Form of Additional Bond (Exhibit 4(b), Form S-3 filed September 6, 2005)

4(d)*

Indenture dated as of May 1, 1995 between the Company and The Bank of New York, as Trustee, as supplemented by three Supplemental Indentures (Exhibit (4)(a), File No. 333-03357, and Exhibit 4(h), File No. 333-09115)

EXHIBIT NO.	DESCRIPTION

4(e)*	Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Subordinated Debt Securities (Exhibit 4(e), Form S-3 filed September 6, 2005)

4(f)*	Form of Subordinated Debt Securities (included in Exhibit 4(e) above)

4(g)*	Form of Indenture between the Company and The Chase Manhattan Bank, as Trustee, relating to Unsecured Debt Securities other than Subordinated Debt Securities (Exhibit 4(k), File No. 333-09115)

4(h)*	Form of Unsecured Debt Security other than Subordinated Debt Securities (included in Exhibit 4(g) above)

5(a)*	Opinion of Perkins Coie LLP (Exhibit 5(a), Form S-3 filed February 13, 2007)

12(a)*	Statements re: Computation of Ratios of Earnings to Fixed Charges (Exhibit 12.1, Form 10-Q for the quarter ended September 30, 2006 File No. 1-5152)

15(a)*	Letter re: Unaudited Interim Financial Information (Exhibit 15(a), Form S-3 filed February 13, 2007)

23(a)*	Consent of PricewaterhouseCoopers LLP (Exhibit 23(a), Form S-3 filed February 13, 2007)

23(b)*	Consent of Perkins Coie LLP (included in Exhibit 5(a) above)

24(a)*	Power of Attorney (Exhibit 24(a), Form S-3 filed February 13, 2007)

25(a)*

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated as of May 1, 1995 relating to Subordinated Debt Securities, as supplemented, between the Company and The Bank of New York, as successor trustee  (Exhibit 25(a), Form S-3 filed February 13, 2007)

25(b)*

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture relating to Debt Securities other than Subordinated Debt Securities, between the Company and The Bank of New York, as successor trustee  (Exhibit 25(b), Form S-3 filed February 13, 2007)

25(c)*

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Mortgage and Deed of Trust, dated as of January 9, 1989 between the Company and The Bank of New York, as successor trustee, as supplemented and modified, relating to Additional Bonds  (Exhibit 25(c), Form S-3 filed February 13, 2007)

* Incorporated by reference.